                               EXCHANGE AGREEMENT

                            DATED AS OF JULY 29, 2002

                                 BY AND BETWEEN

                                VERTICALNET, INC.

                                       AND

                    ALEXANDRA GLOBAL INVESTMENT FUND I, LTD.

                             -----------------------


                                   RELATING TO

               5 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004

                                VERTICALNET, INC.

                               EXCHANGE AGREEMENT


                                TABLE OF CONTENTS

                                                                             PAGE
1.        Definitions...........................................................1

2.        Agreement to Exchange; Exchange Value.................................3
    (a)       Agreement to Exchange.............................................3
    (b)       Closing...........................................................4
    (c)       DWAC and DTC Delivery.............................................4

3.        Representations, Warranties, Covenants, Etc. of the Holder............5
    (a)       Ownership of Securities...........................................5
    (b)       Authority.........................................................5
    (c)       Absence of Certain Transactions...................................5

4.        Representations, Warranties, Covenants, Etc. of the Company...........5
    (a)       Organization and Authority........................................5
    (b)       Concerning the Shares.............................................6
    (c)       Corporate Authorization...........................................6
    (d)       Non-contravention.................................................6
    (e)       Approvals, Filings, Etc...........................................7
    (f)       Information Provided..............................................7
    (g)       SEC Filings.......................................................7
    (h)       Absence of Certain Changes........................................7
    (i)       Absence of Brokers, Finders, Etc..................................7
    (j)       Certain Securities Law Matters....................................8
    (k)       No Integrated Offering............................................8

5.        Certain Covenants.....................................................8
    (a)       Covenants by the Company..........................................8
       (1)      Limitation on Certain Issuances of Securities...................8
       (2)      Exchange with Holders of Other Debentures.......................8
       (3)      Principal Market Listing; Reporting Status......................8
       (4)      State Securities Laws...........................................9
    (b)       Holder Covenant...................................................9

6.        Conditions to the Company's Obligation to Exchange...................10

7.        Conditions to the Holder's Obligations to Exchange...................10

8.        Indemnification and Contribution.....................................11
    (a)       Indemnification..................................................11
    (b)       Contribution.....................................................12
    (c)       Other Rights.....................................................13

9.        Miscellaneous........................................................13
    (a)       Governing Law....................................................13
    (b)       Headings.........................................................13
    (c)       Severability.....................................................13
    (d)       Notices..........................................................13
    (e)       Counterparts.....................................................13
    (f)       Entire Agreement; Benefit........................................14
    (g)       Waiver...........................................................14
    (h)       Amendment........................................................14
    (i)       Best Efforts.....................................................14
    (j)       Further Assurances...............................................15
    (k)       Expenses.........................................................15
    (l)       Termination......................................................15
    (m)       Survival.........................................................15
    (n)       Public Statements, Press Releases, Etc...........................16
    (o)       Construction.....................................................16


ANNEXES

ANNEX I     Form of Opinion of General Counsel to be Delivered on the Closing
            Date

                               EXCHANGE AGREEMENT

                  THIS EXCHANGE AGREEMENT, dated as of July 29, 2002 (this "Agreement"), by and between VERTICALNET, INC., a Pennsylvania corporation (the "Company"), and ALEXANDRA GLOBAL INVESTMENT FUND I, LTD., a British Virgin Islands company (the "Holder").

                              W I T N E S S E T H:

                  WHEREAS, the Holder is the owner of one or more Debentures (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1);

                  WHEREAS, upon the terms and subject to the conditions of this Agreement, the Holder wishes to exchange the Debentures with the Company for shares of Common Stock and cash, and the Company wishes to issue shares of Common Stock and pay cash to the Holder in exchange for the Debentures; and

                  WHEREAS, the parties hereto intend that the shares of Common Stock to be issued in exchange for the Debentures be exempt from registration pursuant to Section 3(a)(9) of the 1933 Act;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. DEFINITIONS.

                  (a) As used in this Agreement, the terms "Agreement", "Company" and "Holder" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

                  (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

                  (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Claims" means any losses, claims, damages, liabilities or expenses (joint or several), incurred by a Person.

                  "Closing Date" means 12:00 noon, New York City time, on July 29, 2002 or such other mutually agreed to time.

                  "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

                  "Common Stock Equivalents" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

                  "Debentures" means $8,850,000.00 aggregate principal amount of the Company's 5 1/4% Convertible Subordinated Debentures due 2004, owned by the Holder and registered in the name of the Holder or its nominee.

                  "DTC" means The Depository Trust Company.

                  "Event of Default" shall have the meaning provided in the Indenture.

                  "Exchange Consideration" shall have the meaning provided in
Section 2(a)(1).

                  "Indemnified Person" means the Holder and each of its affiliates and their respective officers, directors, stockholders and members and each Person who controls the Holder within the meaning of the 1933 Act or the 1934 Act.

                  "Indenture" means the Indenture, dated as of September 27, 1999, between the Company and Deutsche Bank (as successor to Bankers Trust Company), a New York banking corporation, as Trustee, relating to the Company's 5 1/4% Convertible Subordinated Debentures due 2004.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association, or similar entity or any government, governmental agency or political subdivision.

                  "Principal Market" means the Nasdaq Smallcap Market or such other U.S. market or exchange which is the principal market on which the Common Stock is then listed for trading.

                  "Rule 144" means Rule 144 under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a "safe harbor" exemption from registration under the 1933 Act so as to permit a holder of any securities to sell securities of the Company to the public without registration under the 1933 Act.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC Reports" means all annual reports, quarterly reports, proxy statements and other reports filed by the Company under the 1934 Act, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

                  "Shares" means the shares of Common Stock issuable or issued in exchange for the Debentures.

                  "Short Sale" shall have the meaning given such term in Rule 3b-3 under the 1934 Act as in effect on the date of this Agreement.

                  "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Trading Day" means a day on which the Principal Market is open for the general trading of securities.

                  "Violation" means

                  (i) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

                  (ii) any breach or alleged breach by any Person other than the Holder of any representation, warranty, covenant, agreement or other term of this Agreement.

                  2. AGREEMENT TO EXCHANGE; EXCHANGE VALUE.

                  (a) AGREEMENT TO EXCHANGE. Upon the terms and subject to the conditions of this Agreement,

                  (1) the Holder agrees to sell, assign, transfer and deliver the Debentures to the Company in exchange for (A) payment by the Company to the Holder of $1,371,750.00 in cash, (B) issuance by the Company to the Holder of 812,062 Shares and (C) payment by the Company to the holder of an amount equal to accrued and unpaid interest on the Debentures to the Closing Date in cash (collectively, the "Exchange Consideration"); and

                  (2) the Company agrees (A) to pay the Holder $1,371,750.00 in cash, (B) to issue to the Holder 812,062 Shares and (C) to pay the Holder in cash an amount equal to accrued and unpaid interest on the Debentures to the Closing Date, in exchange for the Debentures.

The Company agrees to cancel the Debentures in full immediately after the closing.

                  (b) CLOSING. The closing of the exchange provided for in
Section 2(a) shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall pay or issue, as applicable, the Exchange Consideration to the Holder against delivery by the Holder to the Company of the Debentures in the manner provided in Section 2(c), and (2) the Holder shall deliver to the Company the Debentures against payment and delivery by the Company to the Holder of the Exchange Consideration.

                  (c) DWAC AND DTC DELIVERY. (1) The Company shall effect delivery of the Shares to the Holder by causing its transfer agent electronically to transmit the Shares to the Holder at the closing on the Closing Date by crediting the account of the Holder's broker with DTC through its Deposit Withdrawal Agent Commission system under the Fast Automated Securities Transfer program. The Holder shall furnish the name and account number of its broker to the Company prior to the closing in order to effect such delivery.

                  (2) Payment by the Company to the Holder on the Closing Date of the portion of the Exchange Consideration to be paid in cash shall be made by wire transfer of immediately available funds at the closing on the Closing Date to:

                  Chase Manhattan Bank
                  ABA No. 021-000-021

                  For credit to account No. 930-1-011483
                  For credit to the account of Goldman Sachs & Co., NY For further credit to account No. 002-25529-7
                  For further credit to the account of Alexandra Global Investment Fund I, Ltd.

                  (3) The transfer of the Debentures by the Holder at the closing shall be made in accordance with Section 2.5(b)(2) of the Indenture, in accordance with the applicable procedures of DTC. The Company shall furnish to the Holder the name of the Company's broker who is a DTC participant and account number prior to the closing, in order to effect such delivery.

                  3. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE HOLDER. The Holder represents and warrants to, and covenants and agrees with, the Company as follows:

                  (a) OWNERSHIP OF SECURITIES. The Holder is the beneficial owner of the Debentures and, upon consummation of the exchange of the Exchange Consideration for the Debentures as provided in Section 2(a), will transfer and deliver to the Company good title to the Debentures, free and clear of any lien or encumbrance.

                  (b) AUTHORITY. The execution, delivery and performance by the Holder of this Agreement are within the powers of the Holder and have been duly authorized by all necessary action on the part of the Holder. This Agreement constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (c) ABSENCE OF CERTAIN TRANSACTIONS. The Holder has not made since June 29, 2002, and will not make from the date of execution and delivery of this Agreement to the Closing Date, a Short Sale of the Common Stock. The Holder will not make from the Closing Date through 180 days after the Closing Date, a Short Sale of the Common Stock, except as permitted under Section 5(b) hereof.

                  4. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY. The Company represents and warrants to the Holder that the following matters are true and correct on the date of execution and delivery of this Agreement, will be true and correct on the Closing Date and the Company covenants and agrees with the Holder as follows:

                  (a) ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority
(i) to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (b) CONCERNING THE SHARES. The Shares have been duly authorized and when issued in exchange for the Debentures at the closing will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares. The Common Stock is listed for trading on the Principal Market and (1) the Company and the Common Stock meet the criteria for continued listing and trading on the Principal Market, except as set forth on SCHEDULE 4(B) hereto; (2) the Company has not been notified since December 31, 2000 of any failure or potential failure to meet the criteria for continued listing and trading on the Principal Market, except as set forth on SCHEDULE 4(b) hereto, and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Shares will not be eligible for listing on the Principal Market.

                  (c) CORPORATE AUTHORIZATION. This Agreement has been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, this Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (d) NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws or similar instruments of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole,
(iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

                  (e) APPROVALS, FILINGS, ETC. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the issuance of the Shares as contemplated by this Agreement other than application by the Company to the Principal Market for the listing of the Shares.

                  (f) INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Holder in connection with this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(f), any statement contained in such information shall be deemed to be modified or superseded for purposes of this
Section 4(f) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

                  (g) SEC FILINGS. The Company has timely filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC since December 31, 2000. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

                  (h) ABSENCE OF CERTAIN CHANGES. Since December 31, 2000, there has been no material adverse change in the business, properties, operations, condition (financial or other), results of operations or, to the best knowledge of the Company and the Subsidiaries, prospects of the Company and the Subsidiaries, taken as a whole, except as disclosed in the SEC Reports.

                  (i) ABSENCE OF BROKERS, FINDERS, ETC. No broker, finder, or similar Person is entitled to any commission, fee, or other compensation by reason of the transactions contemplated by this Agreement. The Company has not and will not pay any commission or other remuneration for soliciting exchanges of Debentures for Shares.

                  (j) CERTAIN SECURITIES LAW MATTERS. The Shares may be issued to the Holder pursuant to this Agreement without registration under the 1933 Act by virtue of Section 3(a)(9) of the 1933 Act. For purposes of Rule 144, the Holder will be entitled to tack the holding period of the Debentures to the holding period of the Shares and, so long as (x) the aggregate period during which the Debentures and the Shares are held is at least two years and (y) at the time of determination the Holder is not and has not for the preceding three months been an "affiliate" (as such term is defined in Rule 144) of the Company, the Shares may be sold pursuant to Rule 144(k).

                  (k) NO INTEGRATED OFFERING. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the 1933 Act, the integration of such offering with the transactions contemplated hereby) which might reasonably be expected to subject the issuance of the Shares to the registration requirements of Section 5 of the 1933 Act.

                  5. CERTAIN COVENANTS.

                  (a) COVENANTS BY THE COMPANY.

                  (1) LIMITATION ON CERTAIN ISSUANCES OF SECURITIES. Until the earlier of (1) the Closing Date and (2) the termination of this Agreement by the Holder pursuant to Section 9(k) hereof, the Company shall not issue or sell, or agree to issue or sell, shares of Common Stock or Common Stock Equivalents at a price below the greater of (x) 90% of the closing bid price of the Common Stock on the Principal Market on the date of issuance of such Common Stock or Common Stock Equivalents or (y) 90% of $.666 per share of Common Stock or Common Stock Equivalents, except Common Stock issued pursuant to the Company's stock option plans existing on the date hereof maintained for the officers, directors or employees of the Company.

                  (2) EXCHANGE WITH HOLDERS OF OTHER DEBENTURES. For a period of 90 days after the Closing Date the Company will not enter into any agreement with any other holder of the Company's 5 1/4% Convertible Subordinated Debentures due 2004 to exchange, repurchase, retire, repay or otherwise acquire any of such debentures (other than by payment when due at maturity) upon terms more favorable to such holder than the terms set forth in this Agreement, without the prior written consent of the Holder.

                  (3) PRINCIPAL MARKET LISTING; REPORTING STATUS. Prior to the Closing Date, the Company will file with Nasdaq an application or other document required by Nasdaq for the listing of the Shares with the Principal Market and shall provide evidence of such filing to the Holder. So long as the Holder beneficially owns any of the Shares, the Company shall (x) use its best efforts to maintain the listing of the Common Stock on the Nasdaq SmallCap Market or the Nasdaq National Market, and (y) timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                  (4) STATE SECURITIES LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the offer and sale of the Shares to the Holder as contemplated by this Agreement under such of the securities laws of jurisdictions in the United States as shall be applicable thereto. Notwithstanding the foregoing obligations of the Company in this Section 5(a)(4), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(a)(4), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or (5) to make any change in its charter or by-laws which the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish the Holder with copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or before the Closing Date.

                  (b) HOLDER COVENANT. The Holder agrees that so long as (1) there shall have been no material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement and (2) no Event of Default shall have occurred and be continuing, the Holder shall not make any open market sale (including by way of Short Sale) of any of the Shares during the period from the Closing Date to the date that is 180 days after the Closing Date. Nothing in this Section 5(b) shall prohibit the Holder from making a bona fide pledge of the Shares to an institutional lender or shall prohibit such lender from exercising its rights or remedies (including realizing on and selling the Shares so pledged as collateral) following a default by the Holder. Within five Business Days after the end of each full calendar month during such 180-day period, commencing with the month of August 2002, the Holder shall provide a certificate to the Company, duly executed on behalf of the Holder, confirming that the Holder is in compliance with this Section 5(b) as of the last day of such calendar month and that the Holder has been in compliance during the entire month. In addition, if the Company has reason to believe that the Holder may not be in compliance with this Section 5(b) during such 180-day period, the Company shall have the right, on three occasions only, to provide a written statement to the Holder setting forth in reasonable detail the basis for the Company's belief that the Holder is not in compliance with this Section 5(b) and requesting the Holder to provide written certification of such compliance.

The Holder shall furnish such certification within five Business Days after it receives such request.

                  6. CONDITIONS TO THE COMPANY'S OBLIGATION TO EXCHANGE. The Holder understands that the Company's obligation to issue and pay to the Holder the Exchange Consideration in exchange for the Debentures on the Closing Date is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

                  (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

                  (b) The representations and warranties of the Holder contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Holder shall have performed all covenants and agreements of the Holder required to be performed by the Holder on or before the Closing Date.

                  7. CONDITIONS TO THE HOLDER'S OBLIGATIONS TO EXCHANGE. The Company understands that the Holder's obligation to exchange Debentures for the Exchange Consideration on the Closing Date is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Holder in its sole discretion):

                  (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

                  (b) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Closing Date;

                  (c) No Event of Default under and as defined in the Indenture or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under and as defined in the Debentures shall have occurred and be continuing;

                  (d) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer to the effect set forth in subparagraphs (a),
(b), and (c) of this Section 7;

                  (e) The Company shall have delivered to the Holder a certificate, dated the Closing Date, of the Secretary of the Company certifying
(A) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (B) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (C) such other matters as reasonably requested by the Holder;

                  (f) On the Closing Date, the Buyer shall have received an opinion of James W. McKenzie, Jr. Esq., Executive Vice President and General Counsel of the Company, dated the Closing Date, addressed to the Holder, in form, scope and substance reasonably satisfactory to the Holder, substantially in the form of ANNEX I to this Agreement;

                  (g) The Shares shall have been approved for listing on the Principal Market; and

                  (h) On the Closing Date (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities.

                  8. INDEMNIFICATION AND CONTRIBUTION.

                  (a) INDEMNIFICATION. (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation or any of the transactions contemplated by this Agreement; provided that the Company shall not be liable under this provision to the extent that such Claims resulted from the gross negligence or willful misconduct of the Indemnified Person. The Company shall reimburse each such Indemnified Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 8(a) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

                  (2) Promptly after receipt by an Indemnified Person under this
Section 8(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 8(a), deliver to the Company a notice of the commencement thereof and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding; provided further, however, that the Company shall not be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons hereunder and one separate counsel in each jurisdiction in which a Claim is pending or threatened. The failure to deliver notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 8(a), except to the extent that the Company is prejudiced in its ability to defend such action. The indemnification required by this Section 8(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  (b) CONTRIBUTION. To the extent any indemnification by the Company as set forth in Section 8(a) above is applicable by its terms but is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the Claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 8(a) and (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation.

                  (c) OTHER RIGHTS. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

                  9. MISCELLANEOUS.

                  (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (b) HEADINGS. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (c) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (d) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, by telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address (or telephone line facsimile transmission number) shown on the signature page hereto, Attention: Chief Executive Officer, with a copy addressed to the General Counsel, and in the case of any notice to the Holder, such notice shall be addressed to the Holder at its address (or telephone line facsimile transmission number) shown on the signature page hereto and a copy shall be given to: Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019 (telephone line facsimile transmission number (212) 980-7055).

                  (e) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Holder shall be deemed a reference to the date set forth below the Holder's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Holder and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

                  (f) ENTIRE AGREEMENT; BENEFIT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Holder and their respective successors and permitted assigns and in no event shall the Holder have any liability to any stockholder or creditor of the Company or any other Person (other than the Company) in any way relating to or arising from this Agreement or the transactions contemplated hereby.

                  (g) WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

                  (h) AMENDMENT. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holder or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

                  (i) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

                  (j) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

                  (k) EXPENSES. The Company and the Holder shall each be responsible for their expenses (including, without limitation, the legal fees and expenses of its counsel), except as otherwise specifically provided in this
Section 9(j), incurred by them in connection with the negotiation and execution of, and closing under, this Agreement and of the transactions contemplated hereby. If the closing under this Agreement shall have occurred, then the Company shall pay or reimburse the Holder for one-half of its reasonable legal fees and expenses relating to this Agreement, not to exceed $10,000 to be paid by the Company. The Company shall pay on demand all expenses incurred by the Holder after the Closing Date, including reasonable fees and disbursements of counsel, as a consequence of, or in connection with (1) any default or breach of any of the Company's obligations set forth in this Agreement and (2) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under this Agreement, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

                  (l) TERMINATION. The Holder shall have the right to terminate its obligation to exchange the Debenture under this Agreement by giving notice to the Company at any time at or prior to the closing or Closing Date if:

                  (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its material obligations hereunder;

                  (2) any other material condition of the Holder's obligations hereunder is not fulfilled; or

                  (3) the closing shall not have occurred on a Closing Date on or before August 2, 2002, other than solely by reason of a breach of this Agreement by the Holder.

Any such termination shall be effective upon the giving of notice thereof by the Holder. Upon a termination under Section 9(l)(1) or (3), the Holder shall have no further obligation to the Company.

                  (m) SURVIVAL. The respective representations, warranties, covenants and agreements of the Company and the Holder contained in this

Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Holder or any Person controlling or acting on behalf of the Holder or by the Company or any Person controlling or acting on behalf of the Company.

                  (n) PUBLIC STATEMENTS, PRESS RELEASES, ETC. The Company and the Holder shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the 1934 Act and the rules and regulations promulgated thereunder (although the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  (o) CONSTRUCTION The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                [Remainder of this Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth above and on the dates set forth below their respective signatures.

                                  VERTICALNET, INC.

                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:

                                  Address:

                                  300 Chester Field Parkway
                                  Malvern, Pennsylvania  19355

                                  Facsimile No.:  (610) 240- 9470

                                  Date:  July 29, 2002


                                  ALEXANDRA GLOBAL INVESTMENT FUND I, LTD.

                                  BY:  ALEXANDRA INVESTMENT MANAGEMENT, LLC,

                                        AS INVESTMENT ADVISOR

                                        By:
                                            ---------------------------------
                                                    Mikhail Filimonov
                                                    Managing Member

                                  Address:

                                  c/o Alexandra Investment Management, LLC
                                  767 Third Avenue
                                  39th Floor
                                  New York, New York 10017

                                  Facsimile No.: (212) 301-1810

                                  Date: July 29, 2002

                                  SCHEDULE 4(b)
                                       TO
                               EXCHANGE AGREEMENT

The Company does not currently meet the minimum $1.00 bid price for Nasdaq Small-Cap continued listing. The Company has taken advantage of the Nasdaq Bid Price Grace Period Program, which allows the Company a grace period from the $1.00 minimum bid price until October 1, 2002 (180 days from date of notification). If the Company meets the Nasdaq Small-Cap initial listing criteria (other than bid price) at October 1, 2002, then the Company is permitted to continue in the Bid Price Grace Period Program for an additional 180 days (or until April 1, 2003).

At June 30, 2002, the Company did not meet the minimum $2.5 million shareholders' equity requirement for Nasdaq Small-Cap continued listing. After giving effect to the transaction under the Agreement, the Company will be in compliance with this requirement. As soon as the closing has taken place, the Company will inform its Nasdaq listing qualifications representative with the details of the transaction and request that Nasdaq not issue a delisting letter. If the Company receives a delisting letter from Nasdaq, it will immediately request a hearing (which it has the right to do) at which the Company will present the details of this transaction and the Company's other plans for meeting the continued listing requirements for the foreseeable future. If the Company receives a delisting letter, then the Company is required to issue a press release to that effect, in which the Company would also disclose that it had requested a hearing and had taken steps to remedy the listing deficiency.